UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2015

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On April 14, 2015, the Registrant announced that Scott Heimes was elected by the Board of Directors of the Registrant to serve as a director of the Registrant, effective April 10, 2015.

Mr. Heimes is currently the Chief Marketing Officer of Digital River, Inc. He previously held senior marketing executive positions with WebMD Health Corp., UnitedHealth Group and Target Corp.

Mr. Heimes will receive the standard cash retainer of $50,000 payable quarterly and will participate in the Registrant’s standard equity compensation program for members of the Board of Directors.

Mr. Heimes has not yet been appointed to any committee of the Board of Directors.

On April 14, 2015, the Registrant issued a press release announcing the election of Mr. Heimes, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Marlin Business Services Corp. on April 14, 2015 in connection with Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: April 14, 2015	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President & General Counsel

INDEX TO EXHIBITS

99.1	Press Release issued by Marlin Business Services Corp. on April 14, 2015 in connection with Item 5.02.